UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Headwaters’ Definitive Proxy Statement filed on January 6, 2011, Headwaters had five Named Executive Officers as of September 30, 2010. Since that time, there has been a change in Headwaters’ Chief Financial Officer and one of the other Named Executive Officers is no longer employed by Headwaters.

On August 5, 2011, Mr. Donald P. Newman, Headwaters’ current Chief Financial Officer, entered into a change in control agreement with Headwaters, the form of which is filed herewith as Exhibit 99.17. 3. Also on August 5, 2011, each of Headwaters’ other current Named Executive Officers (consisting of Mr. Kirk A. Benson, Mr. Harlan M. Hatfield, and Mr. William H. Gehrmann, III) entered into an amendment to his existing change in control agreement, the form of which is filed herewith as Exhibit 99.17.2.

The (second) amendment to the existing 2006 Executive Change in Control Agreements (Exhibit 99.17.2) eliminates tax gross-up rights within the meaning of sections 280G and 4999 of the Internal Revenue Code and provides for pro-rated benefits for long term cash awards (i) not assumed by a successor in the event of a change in control, or (ii) upon termination of employment following a change in control, consistent with the 2011 Executive Change in Control Agreement. The (new) 2011 Executive Change in Control Agreement (Exhibit 99.17.3) does not include tax gross-up rights.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.17.2	Form of (second) Amendment to 2006 Executive Change in Control Agreement

99.17.3	Form of (new) 2011 Executive Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2011

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson

Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)